Exhibit 99.3

RYERSON TULL, INC.

AND SUBSIDIARY COMPANIES

Consolidated Statement of Operations (Unaudited)

	Dollars in Millions (except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
NET SALES	$898.7	$551.4	$2,398.3	$1,641.9

Cost of materials sold	747.4	448.4	1,961.6	1,325.7

GROSS PROFIT	151.3	103.0	436.7	316.2

Warehousing and delivery	63.3	56.8	183.5	169.5
Selling, general and administrative	56.8	46.5	161.9	141.5
Restructuring and plant closure costs	3.0	0.9	3.6	2.4
Gain on the sale of assets	(2.3)	—	(4.7)	—

OPERATING PROFIT (LOSS)	30.5	(1.2)	92.4	2.8

Other revenue and expense, net	—	—	0.1	0.1
Interest and other expense on debt	(6.0)	(4.2)	(16.0)	(14.0)

INCOME (LOSS) BEFORE INCOME TAXES	24.5	(5.4)	76.5	(11.1)

PROVISION (BENEFIT) FOR INCOME TAXES	9.4	(2.2)	29.3	(4.5)

INCOME (LOSS) FROM CONTINUING OPERATIONS	15.1	(3.2)	47.2	(6.6)

DISCONTINUED OPERATIONS
Adjustment to gain on sale, net of tax	2.3	—	3.5	—

NET INCOME (LOSS)	$17.4	$(3.2)	$50.7	$(6.6)

See notes to consolidated financial statements

RYERSON TULL, INC.

AND SUBSIDIARY COMPANIES

Consolidated Statement of Operations (Unaudited)

	Dollars in Millions (except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
EARNINGS PER SHARE OF COMMON STOCK

Basic:
Income (loss) from continuing operations	$0.61	$(0.13)	$1.89	$(0.27)
Discontinued operations – adjustment to gain on sale	0.09	—	0.14	—

Net income (loss)	$0.70	$(0.13)	$2.03	$(0.27)

Diluted:
Income (loss) from continuing operations	$0.59	$(0.13)	$1.83	$(0.27)
Discontinued operations – adjustment to gain on sale	0.09	—	0.14	—

Net income (loss)	$0.68	$(0.13)	$1.97	$(0.27)

STATEMENT OF COMPREHENSIVE INCOME

NET INCOME (LOSS)	$17.4	$(3.2)	$50.7	$(6.6)

OTHER COMPREHENSIVE INCOME:

Unrealized loss on derivative instruments	(0.1)	—	(0.1)	—
Foreign currency translation adjustments	1.4	(0.5)	1.8	3.5

COMPREHENSIVE INCOME (LOSS)	$18.7	$(3.7)	$52.4	$(3.1)

See notes to consolidated financial statements

RYERSON TULL, INC.

AND SUBSIDIARY COMPANIES

Consolidated Statement of Cash Flows (Unaudited)

	Dollars in Millions
	Nine Months Ended September 30
	2004	2003
OPERATING ACTIVITIES
Net income (loss)	$50.7	$(6.6)

Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	16.3	17.8
Deferred employee benefit funding/cost	(12.2)	(49.9)
Deferred income taxes	11.7	(1.1)
Restructuring and plant closure costs	3.3	0.1
Discontinued operations - adjustment to the gain on the sale, net of tax	(3.5)	—
Gain on the sale of assets	(4.7)	—
Change in assets and liabilities:
Receivables	(205.0)	(48.3)
Inventories	(82.9)	22.7
Other assets and income tax receivable	3.7	(7.8)
Accounts payable	96.6	41.2
Accrued liabilities	9.1	(14.1)
Other items	(0.2)	2.3

Net adjustments	(167.8)	(37.1)

Net cash used for operating activities	(117.1)	(43.7)

INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(37.9)	—
Capital expenditures	(21.4)	(8.9)
Investment in joint venture	(2.0)	(3.4)
Loan to joint venture	(3.2)	—
Loan repayment from joint venture	2.0	—
Proceeds from sales of assets	16.0	3.4

Net cash used for investing activities	(46.5)	(8.9)

FINANCING ACTIVITIES
Redemption of debt assumed in acquisition	(13.5)	—
Proceeds from credit facility borrowings	486.0	205.0
Repayment of credit facility borrowings	(305.0)	(80.0)
Net short-term proceeds/(repayments) under credit facility	(6.0)	(43.0)
Net increase/(decrease) in book overdrafts	20.5	(20.5)
Borrowing agreement issuance costs	(1.2)	—
Dividends paid	(3.9)	(3.9)
Cash received on option exercises	1.6	—

Net cash provided by financing activities	178.5	57.6

Net increase in cash and cash equivalents	14.9	5.0
Cash and cash equivalents - beginning of year	13.7	12.6

Cash and cash equivalents - end of period	$28.6	$17.6

SUPPLEMENTAL DISCLOSURES
Cash paid (received) during the period for:
Interest	$16.2	$15.0
Income taxes, net	8.8	(2.4)

See notes to consolidated financial statements

RYERSON TULL, INC.

AND SUBSIDIARY COMPANIES

Consolidated Balance Sheet (Unaudited)

	Dollars in Millions
	September 30, 2004		December 31, 2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents		$28.6		$13.7
Restricted cash		0.9		1.1
Receivables less provision for allowances, claims and doubtful accounts of $13.2 and $11.7, respectively		487.8		257.8
Inventories		555.3		437.6
Income taxes receivable		—		4.2

Total current assets		1,072.6		714.4

INVESTMENTS AND ADVANCES		15.7		11.4

PROPERTY, PLANT AND EQUIPMENT
Valued on basis of cost	$610.7		$592.4
Less accumulated depreciation	373.1	237.6	367.4	225.0

DEFERRED INCOME TAXES		128.9		146.0

INTANGIBLE PENSION ASSET		10.2		10.2

OTHER ASSETS		9.5		7.4

Total Assets		$1,474.5		$1,114.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable		$284.1		$144.9
Salaries, wages and commissions		29.5		18.3
Other accrued liabilities		44.2		47.8

Total current liabilities		357.8		211.0

LONG-TERM DEBT		441.2		266.3

DEFERRED EMPLOYEE BENEFITS AND OTHER		242.6		254.8

Total liabilities		1,041.6		732.1

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY (Schedule A)		432.9		382.3

Total Liabilities and Stockholders’ Equity		$1,474.5		$1,114.4

See notes to consolidated financial statements

RYERSON TULL, INC.

AND SUBSIDIARY COMPANIES

Notes to Consolidated Financial Statements (Unaudited)

NOTE 1 / FINANCIAL STATEMENTS

Results of operations for any interim period are not necessarily indicative of results of any other periods or for the year. The financial statements as of September 30, 2004 and for the three-month and nine-month periods ended September 30, 2004 and September 30, 2003 are unaudited, but in the opinion of management include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of results for such periods. These financial statements should be read in conjunction with the financial statements and related notes contained in the Annual Report on Form 10-K for the year ended December 31, 2003.

NOTE 2 / INVENTORIES

Inventories were classified as follows:

	September 30, 2004	December 31, 2003
	(Dollars in Millions)
In process and finished products	$555.0	$437.4
Supplies	0.3	0.2

Total	$555.3	$437.6

Replacement costs for the LIFO inventories exceeded LIFO values by approximately $293 million and $61 million on September 30, 2004 and December 31, 2003, respectively.

NOTE 3 / EARNINGS PER SHARE

	Dollars and Shares in Millions (except per share data)
	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Basic earnings (loss) per share

Income (loss) from continuing operations	$15.1	$(3.2)	$47.2	$(6.6)
Less preferred stock dividends	—	—	0.2	0.2

Income (loss) from continuing operations available to common shareholders	$15.1	$(3.2)	$47.0	$(6.8)
Discontinued operations - adjustment to the gain on sale	2.3	—	3.5	—

Net income (loss) available to common stockholders	$17.4	$(3.2)	$50.5	$(6.8)

Average shares of common stock outstanding	25.0	24.8	24.9	24.8

Basic earnings (loss) per share from continuing operations	$0.61	$(0.13)	$1.89	$(0.27)
Discontinued operations - adjustment to the gain on sale	0.09	—	0.14	—

Net income (loss) per share	$0.70	$(0.13)	$2.03	$(0.27)

Diluted earnings (loss) per share

Income (loss) from continuing operations available to common stockholders	$15.1	$(3.2)	$47.0	$(6.8)
Discontinued operations - adjustment to the gain on sale	2.3	—	3.5	—
Effect of convertible preferred stock	—	—	0.2	—

Net income (loss) available to common stockholders and assumed conversions	$17.4	$(3.2)	$50.7	$(6.8)

Average shares of common stock outstanding	25.0	24.8	24.9	24.8
Dilutive effect of stock options	0.6	—	0.6	—
Stock based compensation	—	—	0.1	—
Convertible securities	0.1	—	0.1	—

Shares outstanding for diluted earnings per share calculation	25.7	24.8	25.7	24.8

Diluted earnings (loss) per share from continuing operations	$0.59	$(0.13)	$1.83	$(0.27)
Discontinued operations - adjustment to the gain on sale	0.09	—	0.14	—

Net income (loss) per share	$0.68	$(0.13)	$1.97	$(0.27)

Options to purchase 1,564,890 shares of common stock at prices ranging from $16.03 per share to $38.35 per share were outstanding during the third quarter and first nine months of 2004, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares. In the third quarter and the first nine months of 2003, options to purchase 3,983,676 shares of common stock at prices ranging from $6.43 per share to $48.44 per share were outstanding, but were not included in the computation of diluted EPS because to do so would be antidilutive.

NOTE 4 / STOCK OPTION PLANS

The Company has adopted the disclosure-only provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Accordingly, no compensation cost has been recognized for the stock option plans. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation for the three month and nine month periods ended September 30, 2004 and 2003, respectively (in millions, except per share data):

	Three Months Ended September 30		Nine Months Ended September 30
	2004	2003	2004	2003
Net income (loss) - as reported	$17.4	$(3.2)	$50.7	$(6.6)
Deduct: Total stock-based employee compensation expense determined under fair value method for all stock option awards, net of related tax effects	0.2	0.4	0.6	1.2

Net income (loss) - pro forma	$17.2	$(3.6)	$50.1	$(7.8)

Earnings per share:
Basic - as reported	$0.70	$(0.13)	$2.03	$(0.27)

Basic - pro forma	$0.69	$(0.15)	$2.01	$(0.32)

Diluted - as reported	$0.68	$(0.13)	$1.97	$(0.27)

Diluted - pro forma	$0.67	$(0.15)	$1.95	$(0.32)

NOTE 5 / RESTRUCTURING CHARGES

2004

In the third quarter of 2004, the Company recorded a charge of $3.0 million as a result of consolidating two locations into one facility in the Northeast region of the United States. The charge consists of employee-related costs, including severance for 30 employees. The restructuring actions associated with the charge will be completed by year-end 2004. $0.2 million of the $3.0 million charge will be used for future cash outlays. During the third quarter of 2004, the Company utilized $2.8 million of the $3.0 million accrual.

In the second quarter of 2004, the Company recorded a charge of $0.6 million as a result of workforce reductions. The charge consists of employee-related costs, including severance for 3 employees. The restructuring actions associated with the charge will be completed by year-end 2004. $0.1 million of the $0.6 million charge will be used for future cash outlays. During the third quarter of 2004, the Company utilized the remaining accrual balance.

2003

In the fourth quarter of 2003, the Company recorded a charge of $3.8 million as a result of consolidating plants in the Midwest and South regions of the United States. Included in the charge was severance for 58 employees. Also included was $0.9 million for additional rent at a facility that was closed in the 2000 restructuring. The restructuring actions associated with the $3.8 million charge have been completed. In the third quarter of 2003, the Company recorded a charge of $0.9 million as a result of consolidating plants in the East and Central Mountain regions and consolidating sales and administrative services in the Pacific Northwest. Included in the charge was severance for 53 employees. The restructuring actions associated with the $0.9 million charge have been completed. In the second quarter of 2003, the Company recorded a charge of $1.5 million as a result of workforce reductions. The charge consisted of employee-related costs, including severance for 17 employees. The restructuring actions associated with the $1.5 million charge have been completed.

Excluding the $0.9 million adjustment to the 2000 restructuring, 2003 restructuring and plant closure costs totaled $5.3 million. This charge consisted of employee-related and tenancy costs and will be used for future cash outlays. During the third quarter and first nine months of 2004, the Company utilized $0.2 million and $1.4 million, respectively, of the $5.3 million charge. The September 30, 2004 accrual balance of $0.5 million is related primarily to employee costs and will be paid through 2005.

2002

In the second quarter of 2002, the Company recorded a charge of $2.0 million for costs associated with the closure of a facility in the southern United States. The charge consisted primarily of employee-related cash costs. Included in the charge was severance for 40 employees. The restructuring actions have been completed. During the first quarter of 2003, the Company utilized the remaining year-end 2002 accrual balance of $0.3 million.

2001

In the fourth quarter of 2001, the Company recorded a restructuring charge of $19.4 million as a result of workforce reductions and plant consolidation. In the third quarter of 2002, the Company recorded a charge of $0.7 million as an adjustment to the $19.4 million recorded in 2001 resulting in a total restructuring charge of $20.1 million. The $20.1 million charge consisted of $10.3 million of non-cash asset write-offs and $9.8 million of future cash outlays for employee-related costs and tenancy costs. The additional $0.7 million charge recorded in 2002 was due to a reduction in the market value of assets in a multi-employer pension plan from the initial estimate in 2001 to the final calculation of the withdrawal liability in 2002. The remaining multi-employer pension plan withdrawal liability of $0.6 million will be funded through 2005. As part of the restructuring, certain facilities in Michigan were closed and the Company consolidated two facilities into one location in Chicago. Included in the charge was severance for 178 employees. The 2001 restructuring actions were completed by year-end 2002. During the third quarter and first nine months of 2004, the Company utilized $0.2 million and $0.6 million, respectively, of the 2001 restructuring reserve. The September 30, 2004 accrual balance of $0.9 million is related to employee and tenancy costs.

In preparation for the Company’s planned disposition of one of the properties in Chicago, the Company retained an environmental consultant to conduct Phase I and Phase II environmental studies. Based on the consultant’s reports on environmental contaminants at the site, the Company believes that the $2 million reserve established in the fourth quarter of 2001 is adequate to cover potential remediation costs for environmental issues identified in the consultant’s reports.

2000

During 2000, the Company recorded a restructuring charge of $23.3 million, consisting of $10.7 million of asset write-offs and $12.6 million of future cash outlays for employee-related costs and tenancy costs. The charge was the result of realigning geographic divisions to improve responsiveness to local markets, exiting non-core businesses and centralizing administrative services to achieve economies of scale. Included in the charge was severance for 319 employees. The restructuring actions were completed by December 31, 2000. Based on court rulings in the fourth quarter of 2003, the Company recorded an additional $0.9 million reserve for future lease payments for a facility closed in the 2000 restructuring. During the third quarter and first nine months of 2004, the Company utilized $0.2 million and $1.1 million, respectively, of the restructuring reserve. The September 30, 2004 accrual balance of $2.3 million is related to tenancy and other costs that will be paid through 2008.

NOTE 6 / COMMITMENTS AND CONTINGENCIES

ISC/Ispat Transaction

In 1998, Ryerson Tull, Inc. (together with its subsidiaries, the “Company”) sold its steel manufacturing segment (“ISC”) to Ispat International N.V. and certain of its affiliates (“Ispat”) pursuant to an agreement of sale and merger (the “ISC/Ispat Merger Agreement”). Pursuant to that Agreement, the Company agreed to indemnify Ispat up to $90 million for losses incurred in connection with breaches of representations and warranties contained in the agreement and for expenditures and losses incurred relating to certain environmental liabilities. Ispat was required to make all such indemnification claims prior to March 31, 2000, other than claims related to tax matters, certain organizational matters and environmental matters.

As part of the sale transaction, the Inland Steel Industries Pension Plan was transferred to Ispat. As a condition to completing the ISC/Ispat transaction, Ispat and the Company entered into an agreement with the Pension Benefit Guaranty Corporation (“PBGC”) to provide certain financial commitments to reduce the underfunding of that pension plan (the “Ispat Pension Plan”) and to secure the Plan’s unfunded benefit liabilities on a termination basis. These commitments included a Company guaranty of $50 million of the obligations of Ispat to the PBGC in the event of a distress or involuntary termination of the Ispat Pension Plan.

In August 2001, the Company established a $50 million letter of credit in favor of the PBGC as security for the guaranty. Under the agreement among the PBGC, Ispat and the Company, by July 16, 2003, Ispat was required to take all necessary action to provide adequate replacement security to the PBGC, which would permit the Company to terminate the guaranty and the related letter of credit. Ispat did not provide the replacement security by such date, and the Company, in accordance with the aforementioned agreement, renewed its letter of credit on July 16, 2003 (the “PBGC Letter of Credit”), on a year-to-year basis until December 20, 2006. On September 15, 2003, the PBGC Letter of Credit and guaranty were reduced to $29 million pursuant to certain agreements signed on that date and described below.

On May 29, 2001, the Company entered into a settlement agreement with Ispat that settled certain claims, other than those related to environmental liabilities and certain property tax matters, for approximately $15 million, which applied against the $90 million indemnification cap. Ispat also notified the Company of certain environmental matters of which Ispat was aware, of certain environmental expenses that it had incurred or might incur, of certain property tax matters and of other matters arising under ISC/Ispat Merger Agreement for which Ispat believed it was entitled to indemnification under that Agreement.

On September 15, 2003, the Company and Ispat settled all environmental and other indemnification claims between them arising from the ISC/Ispat Merger Agreement, including certain matters related to the Ispat Pension Plan. The Company had previously established an accrual to cover these claims. Under this second settlement agreement:

•	The Company contributed $21 million to the Ispat Pension Plan.

•	Ispat released the Company from any remaining environmental and other indemnification obligations arising out of the ISC/Ispat Merger Agreement.

•	Ispat agreed to make specified monthly contributions to the Ispat Pension Plan totaling $29 million over the twelve-month period beginning January 2004, to reduce and discharge the Company’s PBGC Letter of Credit, as described below.

•	Ispat agreed to share certain property tax refunds and to pay to the Ispat Pension Plan an amount equal to the cash received or the face amount of any related credit or non-cash refund, which would pro-rata reduce Ispat’s monthly contributions.

•	Ispat agreed to pay the Company one-third of any environmental insurance proceeds (less certain fees and expenses incurred in pursuing such claims), up to a maximum of $21 million, related to the Company’s environmental indemnifications under the ISC/Ispat Merger Agreement.

On September 15, 2003, the Company also entered into an agreement with Ispat and the PBGC under which the PBGC agreed that any contributions described above (the “Contributions”) made by Ispat or the Company to the Ispat Pension Plan would reduce and discharge the PBGC Letter of Credit and the Company’s guaranty on a dollar-for-dollar basis, until each was reduced to zero. The Company had a $5.5 million liability recorded related to this guaranty to the PBGC. Based on Ispat making the required monthly Contributions, the Company reduced the liability related to the PBGC guaranty to $3.5 million in the second quarter 2004 and recorded a favorable $1.2 million after-tax adjustment to the gain on the sale of ISC. During the third quarter of 2004, Ispat made the final monthly Contributions. As a result, the PBGC Letter of Credit was reduced to zero, and the Company reduced the liability related to the PBGC guaranty to zero and recorded a favorable $2.3 million after-tax adjustment to the gain on the sale of ISC. Except for claims which could be made under Employee Retirement Income Security Act of 1974, as amended, for the period in which the Company was the sponsor of the Ispat Pension Plan, the Company has no further liability with respect to the Ispat Pension Plan.

Other Matters

The Company is currently a defendant in antitrust litigation; the Company believes that this suit is without merit and has answered the complaint denying all claims and allegations. The trial court entered judgment on June 15, 2004 sustaining the Company’s summary judgment motion and those of the other defendants on all claims. On July 13, 2004, the plaintiff filed a notice of appeal. The Company cannot determine at this time whether any potential liability related to this litigation would materially affect its financial position, results of operations, or cash flows. There are various claims and pending actions against the Company other than those related to the ISC/Ispat transaction and the antitrust litigation. The amount of liability, if any, for these claims and actions at September 30, 2004 is not determinable but, in the opinion of management, such liability, if any, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

NOTE 7 / RESTRICTED CASH

In the first quarter of 2002, the Company recorded a $5.1 million pretax gain for the receipt of shares as a result of the demutualization of one of its insurance carriers, Prudential. This gain represented a portion of the total of $6.3 million of shares received. The remaining shares were attributable to participants of the optional life insurance plan and therefore the liability was recorded as a benefit payable.

In the second quarter of 2002, the Company sold all of the shares received. As a result of the sale, the Company recorded in that quarter income of $0.6 million, its allocable share of the gain on sale. This item was included in “other revenue and expense, net.” The portion of the sale proceeds attributable to optional life insurance plan participants ($1.3 million) is required to be used for the benefit of plan participants and as such, was recorded as “restricted cash” in the balance sheet. The restricted cash balance has earned interest totaling $0.1 million as of September 30, 2004. In the third quarter of 2002, the Company began making payments for the benefit of optional life insurance plan participants. At September 30, 2004, these payments totaled $0.5 million.

NOTE 8/RETIREMENT BENEFITS

In December 2003, the Financial Accounting Standards Board revised Statement of Financial Accounting Standards No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (SFAS 132). Beginning with the quarter ended on March 31, 2004, SFAS 132 requires the disclosure of the following information regarding the Corporation’s pension and postretirement medical benefit plans.

For the quarter ended September 30:

	Pension Benefits		Other Benefits
	Dollars in Millions
	2004	2003	2004	2003
Components of net periodic benefit cost
Service cost	$1	$1	$1	$1
Interest cost	6	6	2	3
Expected return on assets	(7)	(7)	—	—
Amortization of prior service cost	—	—	(1)	(1)
Recognized actuarial loss	2	1	1	—

Net periodic benefit cost	$2	$1	$3	$3

For the nine month period ended September 30:

	Pension Benefits		Other Benefits
	Dollars in Millions
	2004	2003	2004	2003
Components of net periodic benefit cost
Service cost	$2	$2	$2	$2
Interest cost	19	19	8	9
Expected return on assets	(22)	(21)	—	—
Amortization of prior service cost	1	1	(3)	(2)
Recognized actuarial loss	6	2	2	1

Net periodic benefit cost	$6	$3	$9	$10

Contributions

During the third quarter of 2004, the Company made a voluntary contribution of $21.5 million to the Pension Trust. At September 30, 2004, the Company does not have an estimate of potential contributions in the next twelve months.

NOTE 9/RECENT ACCOUNTING PRONOUNCEMENTS

In December 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 (the “Act”) was signed into law. The Act introduces a prescription drug benefit under Medicare and also provides that a nontaxable federal subsidy will be paid to sponsors of postretirement benefit plans that provide retirees with a drug benefit that is at least “actuarially equivalent” to the Medicare benefit. The Company sponsors certain postretirement medical benefit plans which provide prescription drugs and the receipt of the federal subsidy defined by the Act would reduce the liability for such plans and the annual cost.

In January 2004, the Financial Accounting Standards Board (FASB) issued a Staff Position document which acknowledged issues associated with measuring and recognizing the effect of the Act and allowed companies to elect to defer accounting for such effects until authoritative guidance on the accounting for the federal subsidy was issued. In May 2004, the FASB issued Staff Position SFAS No. 106-2 (“FSP 106-2”), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003.” FSP 106-2 provides guidance on the accounting, disclosure, effective date and transition rules related to the Act. FSP 106-2 requires companies to account for the effect of the subsidy on benefits attributed to past service as an actuarial experience gain and as a reduction of the service cost component of net periodic health care costs for amounts attributable to current service, if the benefit provided is at least actuarially equivalent to the Medicare benefit. The Company adopted FSP 106-2 in the third quarter of 2004. However, the Company’s APBO and net periodic benefit cost do not reflect any amount associated with the subsidy because the Company is unable to conclude whether the benefits provided by the plan are actuarially equivalent to the Medicare Part D benefit under the Act.

In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities.” FIN 46 clarifies the application of Accounting Research Bulletin No. 51,

“Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or in which equity investors do not bear the residual economic risks. The interpretation was immediately applicable to variable interest entities (“VIEs”) created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. As originally issued, it applied in the fiscal year or interim period beginning after June 15, 2003, to VIEs in which an enterprise holds a variable interest that was acquired before February 1, 2003. In October 2003, the FASB issued FASB Staff Position No. 46-6, which defers the effective date for FIN 46 to the first interim or annual period ending after March 15, 2004 for non-special-purpose entity VIEs created before February 1, 2003. The adoption of FIN 46 did not have a material effect on the Company’s financial statements.

NOTE 10 / ACQUISITIONS

On July 30, 2004, the Company completed its acquisition of 100% of the equity interests in J & F Steel, LLC (“J&F”), in which the Company invested a total of approximately $59 million, by paying $37.9 million in cash, net of $4.5 million of cash acquired, and assuming $13.5 million of debt. The transaction is also subject to a post-closing adjustment, which is estimated to be $3.3 million. During the third quarter, the Company redeemed the $13.5 million of outstanding debt. The acquisition has been accounted for by the purchase method of accounting, and the purchase price has been allocated to assets acquired and liabilities assumed. The Company funded the transaction by drawing on its revolving credit facility.

The table below summarizes the pro forma results of the Company as if the acquisition of J & F had occurred at the beginning of the periods presented:

	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2004
Net sales	$914.3	$2,501.7
Income before extraordinary items and cumulative effect of accounting changes	15.5	51.1
Net income	15.5	51.1

Net income per share:
Basic	$0.71	$2.19

Diluted	$0.69	$2.12

NOTE 11 / LONG-TERM DEBT

The Company amended its revolving credit agreement effective on July 30, 2004 simultaneous with the close of the J&F transaction. The amendment included an increase in the size of the facility from $450 million to $525 million and an extension of the final maturity date from December 19, 2006 to July 30, 2008. The amendment increased availability blocks from $45 million to $50 million, of which $30 million will become available only upon the consent of lenders holding 85 percent of facility commitments. The remaining $20 million of availability blocks becomes available if the Company meets certain financial ratios. At September 30, 2004, as a result of meeting required financial ratios, the $20 million availability block has become available for borrowing. All other items and conditions of the revolving credit agreement remain materially the same as previously disclosed. The Company paid $1.2 million in the third quarter of 2004 for fees associated with the amended revolving credit facility, which will be amortized over the term of the amended facility.

NOTE 12 / SUBSEQUENT EVENTS

On October 26, 2004, the Company announced the signing of a definitive agreement to purchase Integris Metals, Inc., a joint venture between Alcoa Inc. and BHP Billiton. Integris is one of North America’s largest metals service centers, with a strong position in aluminum and stainless steel. The Company will purchase all of the equity interest in Integris for $410 million plus assumption of Integris’ debt, which was approximately $250 million as of October 1, 2004. The transaction is expected to be completed by early 2005, subject to customary closing conditions and regulatory approval.

The Company plans to finance the acquisition with cash on hand and borrowing under new secured credit facilities, and intends to refinance a portion of these borrowings with funds raised through debt and/or equity offerings in the capital markets, as market conditions permit. The agreement provides for a breakup fee of up to $20 million to be paid by the Company if the transaction is not finalized by the end of January 2005. The Company’s preliminary estimate of goodwill associated with the acquisition is approximately $100 million.

On November 4, 2004, the Company, Inc. announced the pricing of its Rule 144A private offering of $145 million aggregate principal amount of 3.5% Convertible Senior Notes due 2024. The closing of the offering is expected to take place on November 10, 2004. The initial purchasers will have the option to purchase up to an additional aggregate principal amount of $30 million of Convertible Senior Notes. The issue price of the Notes is 100 percent of principal amount, with a discount to the initial purchasers of 3.0%.

Holders may convert the Notes into shares of the Company’s common stock on or prior to the trading day preceding the stated maturity, under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after December 31, 2004 and before January 1, 2020, if the last reported sale price of the Company’s common stock is greater than or equal to 125% of the conversion price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter; (2) at any time on or after January 1, 2020, if the last reported sale price of the Company’s common stock on any date on or after December 31, 2019 is greater than or equal to 125% of the conversion price; (3) subject to certain limitations, during the five business day period after any five consecutive trading day period in which the trading price per Note for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of the Company’s common stock; (4) if the Company calls the Notes for redemption; or (5) upon the occurrence of certain corporate transactions.

The Notes will be convertible into the Company’s common stock at an initial conversion price of approximately $21.37 per share (equal to an initial conversion rate of 46.7880 shares per $1,000 principal amount) upon the occurrence of certain events. The conversion rate is subject to customary anti-dilution adjustments. Upon conversion, the Company will deliver cash equal to the lesser of the aggregate principal amount of the Notes being converted and the Company’s total conversion obligation (the market value of the common stock into which the Notes are convertible), and common stock in respect of the remainder. Following the issuance of the Notes, the payment of dividends on the Company’s common stock in excess of $0.20 per year per share will result in an adjustment to the conversion rate of the Notes.

NOTE 13 / CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

In November 2004, the Company issued 3.50% Convertible Notes due 2024 that are unconditionally guaranteed on a senior unsecured basis by Ryerson Tull Procurement Corporation, an indirect wholly-owned subsidiary of the Company. In December 2004, the Company issued 8 ¼% Senior Notes due 2011 that are guaranteed by Ryerson Tull Procurement Corporation as well. The following condensed consolidating financial information as of September 30, 2004 and December 31, 2003 and for the three and nine months ended September 30, 2004 and 2003 is provided in lieu of separate financial statements for the Company and Ryerson Tull Procurement Corporation.

RYERSON TULL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2004

(Dollars in millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$746.3	$907.6	$(755.2)	$898.7
Cost of materials sold	—	738.2	764.4	(755.2)	747.4

Gross profit	—	8.1	143.2	—	151.3
Warehousing and delivery	—	—	63.3	—	63.3
Selling, general and administrative expenses	2.8	0.7	53.3	—	56.8
Restructuring and plant closure costs	—	—	3.0	—	3.0
Gain on the sale of assets	—	—	(2.3)	—	(2.3)

Operating profit (loss)	(2.8)	7.4	25.9	—	30.5
Interest and other expense on debt	(3.1)	—	(2.9)	—	(6.0)
Intercompany transactions:
Interest expense on intercompany loans	(6.2)	(1.5)	(5.8)	13.5	—
Interest income on intercompany loans	0.5	0.9	12.1	(13.5)	—

Income (loss) before income taxes	(11.6)	6.8	29.3	—	24.5
Provision (benefit) for income taxes	(2.1)	2.7	8.8	—	9.4
Equity in (earnings) loss of subsidiaries	(24.6)	—	(4.1)	28.7	—

Income (loss) from continuing operations	15.1	4.1	24.6	(28.7)	15.1
Discontinued operations—Inland Steel Company	2.3	—	—	—	2.3

Net income (loss)	$17.4	$4.1	$24.6	$(28.7)	$17.4

RYERSON TULL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2003

(Dollars in Millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$420.0	$555.8	$(424.4)	$551.4
Cost of materials sold	—	415.5	457.3	(424.4)	448.4

Gross profit	—	4.5	98.5	—	103.0
Warehousing and delivery	—	—	56.8	—	56.8
Selling, general and administrative expenses	0.2	0.7	45.6	—	46.5
Restructuring and plant closure costs	—	—	0.9	—	0.9

Operating profit (loss)	(0.2)	3.8	(4.8)	—	(1.2)
Interest and other expense on debt	(3.2)	—	(1.0)	—	(4.2)
Intercompany transactions:
Interest expense on intercompany loans	(5.1)	(1.4)	(6.8)	13.3	—
Interest income on intercompany loans	0.2	1.8	11.3	(13.3)	—

Income (loss) before income taxes	(8.3)	4.2	(1.3)	—	(5.4)
Provision (benefit) for income taxes	(3.6)	1.7	(0.3)	—	(2.2)
Equity in (earnings) loss of subsidiaries	(1.5)	—	(2.5)	4.0	—

Net income (loss)	$(3.2)	$2.5	$1.5	$(4.0)	$(3.2)

RYERSON TULL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2004

(Dollars in millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$1,903.7	$2,419.8	$(1,925.2)	$2,398.3
Cost of materials sold	—	1,883.1	2,003.7	(1,925.2)	1,961.6

Gross profit	—	20.6	416.1	—	436.7
Warehousing and delivery	—	—	183.5	—	183.5
Selling, general and administrative expenses	(0.2)	2.0	160.1	—	161.9
Restructuring and plant closure costs	—	—	3.6	—	3.6
Gain on the sale of assets	—	—	(4.7)	—	(4.7)

Operating profit (loss)	0.2	18.6	73.6	—	92.4
Other income and expense, net	0.1	—	—	—	0.1
Interest and other expense on debt	(9.3)	—	(6.7)	—	(16.0)
Intercompany transactions:
Interest expense on intercompany loans	(17.2)	(4.4)	(18.2)	39.8	—
Interest income on intercompany loans	1.3	3.5	35.0	(39.8)	—

Income (loss) before income taxes	(24.9)	17.7	83.7	—	76.5
Provision (benefit) for income taxes	(3.3)	7.1	25.5	—	29.3
Equity in (earnings) loss of subsidiaries	(68.8)	—	(10.6)	79.4	—

Income (loss) from continuing operations	47.2	10.6	68.8	(79.4)	47.2
Discontinued operations—Inland Steel Company	3.5	—	—	—	3.5

Net income (loss)	$50.7	$10.6	$68.8	$(79.4)	$50.7

RYERSON TULL, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2003

(Dollars in millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
Net sales	$—	$1,246.5	$1,655.0	$(1,259.6)	$1,641.9
Cost of materials sold	—	1,233.0	1,352.3	(1,259.6)	1,325.7

Gross profit	—	13.5	302.7	—	316.2
Warehousing and delivery	—	—	169.5	—	169.5
Selling, general and administrative expenses	0.5	2.1	138.9	—	141.5
Restructuring and plant closure costs	—	—	2.4	—	2.4

Operating profit (loss)	(0.5)	11.4	(8.1)	—	2.8
Other income and expense, net	0.1	—	—	—	0.1
Interest and other expense on debt	(10.1)	—	(3.9)	—	(14.0)
Intercompany transactions:
Interest expense on intercompany loans	(14.9)	(4.6)	(21.7)	41.2	—
Interest income on intercompany loans	0.9	4.2	36.1	(41.2)	—

Income (loss) before income taxes	(24.5)	11.0	2.4	—	(11.1)
Provision (benefit) for income taxes	(8.8)	4.4	(0.1)	—	(4.5)
Equity in (earnings) loss of subsidiaries	(9.1)	—	(6.6)	15.7	—

Net income (loss)	$(6.6)	$6.6	$9.1	$(15.7)	$(6.6)

RYERSON TULL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2004

(Dollars in Millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$50.7	$10.6	$68.8	$(79.4)	$50.7

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	—	16.3	—	16.3
Equity in earnings of subsidiaries	(68.8)	—	(10.6)	79.4	—
(Gain) or loss on sales of assets	—	—	(4.7)	—	(4.7)
Deferred income taxes	(0.3)	—	12.0	—	11.7
Deferred employee benefit cost/funding	—	—	(12.2)	—	(12.2)
Restructuring and plant closure costs	—	—	3.3	—	3.3
Gain on the sale of ISC, net of tax	(3.5)	—	—	—	(3.5)
Change in:
Accounts receivable	0.6	—	(205.6)	—	(205.0)
Inventory	—	—	(82.9)	—	(82.9)
Income tax receivable & other assets	5.0	—	(1.3)	—	3.7
Intercompany receivable/payable	(1.8)	(108.0)	109.8	—	—
Accounts payable	(0.5)	67.5	29.6	—	96.6
Accrued liabilities	(0.1)	0.8	8.4	—	9.1
Other items	0.5	—	(0.7)	—	(0.2)

Net adjustments	(68.9)	(39.7)	(138.6)	79.4	(167.8)

Net cash provided (used) by operating activities	(18.2)	(29.1)	(69.8)	—	(117.1)
INVESTING ACTIVITIES
Acquisitions	—	—	(37.9)	—	(37.9)
Capital expenditures	—	—	(21.4)	—	(21.4)
Investments in joint venture	—	—	(2.0)	—	(2.0)
Investments in non-guarantor subsidiaries	(0.7)	—		0.7	—
Loan to joint venture	(0.5)	—	(2.7)	—	(3.2)
Loan repayment from joint venture	—	—	2.0	—	2.0
Loan to related companies	—	—	(43.7)	43.7	—
Loan repayment from related companies	—	3.8	—	(3.8)	—
Proceeds from sales of assets	—	—	16.0	—	16.0

Net cash provided (used) in investing activities	(1.2)	3.8	(89.7)	40.6	(46.5)
FINANCING ACTIVITIES
Redemption of debt assumed in acquisition	—	—	(13.5)	—	(13.5)
Proceeds from credit facility borrowings	—	—	486.0	—	486.0
Repayment of credit facility borrowings	—	—	(305.0)	—	(305.0)
Net short-term proceeds/(repayments) under credit facility	—	—	(6.0)	—	(6.0)
Proceeds from intercompany borrowing	39.6	4.1	—	(43.7)	—
Repayment of intercompany borrowing	(3.8)	—	—	3.8	—
Net change in book overdrafts	—	21.2	(0.7)	—	20.5
Capital contribution from parent company	—	—	0.7	(0.7)	—
Borrowing agreement issuance costs	(1.2)	—	—	—	(1.2)
Dividends paid	(3.9)	—	—	—	(3.9)
Stock option exercise	1.6	—	—	—	1.6

Net cash provided (used) by financing activities	32.3	25.3	161.5	(40.6)	178.5

Net change in cash and cash equivalents	12.9	—	2.0	—	14.9
Beginning cash and cash equivalents	1.0	—	12.7	—	13.7

Ending cash and cash equivalents	$13.9	$—	$14.7	$—	$28.6

RYERSON TULL, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2003

(Dollars in Millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)	$(6.6)	$6.6	$9.1	$(15.7)	$(6.6)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	—	17.8	—	17.8
Equity in earnings of subsidiaries	(9.1)	—	(6.6)	15.7	—
Deferred income taxes	13.0	—	(14.1)	—	(1.1)
Deferred employee benefit cost/funding	—	—	(49.9)	—	(49.9)
Restructuring and plant closure costs	—	—	0.1	—	0.1
Change in:
Accounts receivable	(0.2)	—	(48.1)	—	(48.3)
Inventory	—	—	22.7	—	22.7
Income tax receivable and other assets	(8.2)	—	0.4	—	(7.8)
Intercompany receivable/payable	(222.9)	133.2	89.7	—	—
Accounts payable	—	36.6	4.6	—	41.2
Accrued liabilities	(13.8)	0.5	(0.8)	—	(14.1)
Other items	0.1	—	2.2	—	2.3

Net adjustments	(241.1)	170.3	18.0	15.7	(37.1)

Net cash provided (used) by operating activities	(247.7)	176.9	27.1	—	(43.7)
INVESTING ACTIVITIES
Capital expenditures	—	—	(8.9)	—	(8.9)
Investments in and advances to joint ventures, net	—	—	(3.4)	—	(3.4)
Investments in non-guarantor subsidiaries	(132.4)	—	—	132.4	—
Dividend received from subsidiary	130.0	—	—	(130.0)	—
Loan to related companies	—	(2.2)	(252.6)	254.8	—
Loan repayment from related companies	—	—	157.2	(157.2)	—
Proceeds from sales of assets	—	—	3.4	—	3.4

Net cash provided (used) in investing activities	(2.4)	(2.2)	(104.3)	100.0	(8.9)
FINANCING ACTIVITIES
Proceeds from credit facility borrowings	—	—	205.0	—	205.0
Repayment of credit facility borrowings		—	(80.0)	—	(80.0)
Net short-term proceeds/(repayments) under credit facility	—	—	(43.0)	—	(43.0)
Proceeds from intercompany borrowing	254.8	—	—	(254.8)	—
Repayment of intercompany borrowing	—	(157.2)	—	157.2	—
Net change in book overdrafts	—	(17.5)	(3.0)	—	(20.5)
Capital contribution from parent company	—	—	132.4	(132.4)	—
Dividends paid	(3.9)	—	(130.0)	130.0	(3.9)

Net cash provided (used) by financing activities	250.9	(174.7)	81.4	(100.0)	57.6

Net change in cash and cash equivalents	0.8	—	4.2	—	5.0
Beginning cash and cash equivalents	0.4	—	12.2	—	12.6

Ending cash and cash equivalents	$1.2	$—	$16.4	$—	$17.6

RYERSON TULL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2004

(Dollars in Millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$13.9	$—	$14.7	$—	$28.6
Restricted cash	—	—	0.9	—	0.9
Receivables less provision for allowances, claims and doubtful accounts	0.1	—	487.7	—	487.8
Inventories	—	—	555.3	—	555.3
Intercompany receivable	—	238.2	—	(238.2)	—

Total Current Assets	14.0	238.2	1,058.6	(238.2)	1,072.6
Investments and advances	1,011.3	—	70.8	(1,066.4)	15.7
Intercompany notes receivable	—	—	540.5	(540.5)	—
Property, plant and equipment, at cost, less accumulated depreciation	—	—	237.6	—	237.6
Deferred income taxes	66.3	—	62.6	—	128.9
Intangible pension asset	—	—	10.2	—	10.2
Deferred charges and other assets	5.3	—	4.2	—	9.5

Total Assets	$1,096.9	$238.2	$1,984.5	$(1,845.1)	$1,474.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2.6	$176.3	$105.2	$—	$284.1
Intercompany payable	21.8	—	216.4	(238.2)	—
Salaries, wages and commissions	—	—	29.5	—	29.5
Other current liabilities	2.8	2.7	38.7	—	44.2

Total Current Liabilities	27.2	179.0	389.8	(238.2)	357.8
Long-term debt	100.2	—	341.0	—	441.2
Long-term debt—intercompany	536.4	4.1	—	(540.5)	—
Deferred employee benefits	0.2	—	242.4	—	242.6
Commitments and contingent liabilities

Total Liabilities	664.0	183.1	973.2	(778.7)	1,041.6

Stockholders’ Equity:
Preferred stock	0.1	—	—	—	0.1
Common stock	50.6	—	11.8	(11.8)	50.6
Other stockholders’ equity	382.2	55.1	999.5	(1,054.6)	382.2

Total Stockholders’ Equity	432.9	55.1	1,011.3	(1,066.4)	432.9

Total Liabilities and Stockholders’ Equity	$1,096.9	$238.2	$1,984.5	$(1,845.1)	$1,474.5

RYERSON TULL, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2003

(Dollars In Millions)

	Parent	Guarantor	Non-guarantor	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$1.0	$—	$12.7	$—	$13.7
Restricted cash	—	—	1.1	—	1.1
Receivables less provision for allowances, claims and doubtful accounts	0.2	—	257.6	—	257.8
Inventories	—	—	437.6	—	437.6
Income tax receivable	4.2	—	—	—	4.2
Intercompany receivable	—	130.1	—	(130.1)	—

Total Current Assets	5.4	130.1	709.0	(130.1)	714.4
Investments and advances	940.1	—	55.9	(984.6)	11.4
Intercompany notes receivable	—	3.8	496.8	(500.6)	—
Property, plant and equipment, at cost, less accumulated depreciation	—	—	225.0	—	225.0
Deferred income taxes	68.5	—	77.5	—	146.0
Intangible pension asset	—	—	10.2	—	10.2
Deferred charges and other assets	4.9	—	2.5	—	7.4

Total Assets	$1,018.9	$133.9	$1,576.9	$(1,615.3)	$1,114.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3.1	$87.6	$54.2	$—	$144.9
Intercompany payable	23.5	—	106.6	(130.1)	—
Salaries, wages and commissions	—	—	18.3	—	18.3
Other current liabilities	8.9	1.8	37.1	—	47.8

Total Current Liabilities	35.5	89.4	216.2	(130.1)	211.0
Long-term debt	100.3	—	166.0	—	266.3
Long-term debt—intercompany	500.6	—	—	(500.6)	—
Deferred employee benefits	0.2	—	254.6	—	254.8
Commitments and contingent liabilities

Total Liabilities	636.6	89.4	636.8	(630.7)	732.1

Stockholders' Equity:
Preferred stock	0.1	—	—	—	0.1
Common stock	50.6	—	11.8	(11.8)	50.6
Other stockholders' equity	331.6	44.5	928.3	(972.8)	331.6

Total Stockholders' Equity	382.3	44.5	940.1	(984.6)	382.3

Total Liabilities and Stockholders' Equity	$1,018.9	$133.9	$1,576.9	$(1,615.3)	$1,114.4